As filed with the Securities and Exchange Commission on November 12, 1999
                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

                                  SIMWARE INC.
             (Exact name of registrant as specified in its charter)

            Canada                                     Not Applicable
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

        2 Gurdwara Road
        Ottawa, Ontario                                  K2G 1A2
(Address of Principal Executive Offices)               (zip code)


                         SIMWARE INC. STOCK OPTION PLAN
                    SIMWARE INC. EMPLOYEE SHARE PURCHASE PLAN
                            (Full title of the plans)
                                   -----------

                               MICHAEL R. PECKHAM
                   Vice-President, Finance and Administration
                                  Simware Corp.
                          945 Concord Street, Suite 213
                              Framingham, MA 01701
                     (Name and address of agent for service)

                                 (508) 620-4772
          (Telephone number, including area code, of agent for service)
                                   -----------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             RICHARD H. GILDEN, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000
                                   -----------



                         CALCULATION OF REGISTRATION FEE

------------------------------------- --------------------- ------------------------- ------------------------- ==================
        Title of Securities               Amount to be          Proposed maximum          Proposed maximum           Amount of
          to be registered               registered <F1>        offering price per        aggregate offering       registration fee
                                                                   share <F2>                 price <F2>
------------------------------------- --------------------- ------------------------- ------------------------- ==================
  Common Shares, without par value     815,000 shares <F3>           $3.72                   $3,031,800                 $843.00
===================================== ===================== ========================= ========================= ==================
  Common Shares, without par value     22,300 shares <F4>            $3.72                      $82,956                  $24.00
===================================== ===================== ========================= ========================= ==================

<F1>     Plus such additional indeterminable number of shares as may be required pursuant to the Simware  Inc.  Stock  Option Plan and the Simware  Inc.
         Employee  Share Purchase Plan in the event of a stock  dividend,  stock split, recapitalization or other similar change in the Common Shares.
<F2>     The price is  estimated in  accordance  with Rule  457(h)(1)  under the
         Securities  Act  of  1933,  as  amended,  solely  for  the  purpose  of calculating the  registration fee and is $3.72, the average of the high and low prices of the Common  Stock as reported on the Nasdaq  National
         Market on November 8, 1999.
<F3>     Represents the number of additional Common Shares that may be purchased upon exercise of options granted under the Simware
         Inc. Stock Option Plan.
<F4>     Represents  shares issued under the Simware Inc.  Employee  Share  Purchase
         Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                 The  contents  of  the  Registration   Statement  on  Form  S-8
(Registration No. 333-1246) of Simware Inc., as filed with the Securities and Exchange Commission on February 9, 1996 are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, Canada, on this 9th day of November, 1999.

                                          SIMWARE INC.


                                          By:   /s/ Glen M. Brownlee
                                                    Glen M. Brownlee
                                                    President and Chief
                                                    Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of William
G. Breen and Michael R. Peckham as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                              Date


/s/ William G. Breen    Chairman of the Board of  Directors    November 9, 1999
--------------------
    William G. Breen


/s/ Glen N. Brownlee    President and Chief Executive Officer, November 9, 1999
--------------------                and a Director
    Glen N. Brownlee          (Principal Executive Officer)



/s/ Michael R. Peckham  Vice-President, Finance and            November 9, 1999
----------------------  Administration, Chief Financial
    Michael R. Peckham  Officer and Secretary (Principal
                        Financial and Accounting Officer)

/s/ Jack A. Avery               Director                       November 9, 1999
-----------------
    Jack A. Avery


/s/ Douglas C. Cameron          Director                       November 9, 1999
------------------------
    Douglas C. Cameron


/s/ Paul N. Hyde                Director                       November 9, 1999
----------------
    Paul N. Hyde


/s/ Andrew Katz                 Director                       November 9, 1999
---------------
    Andrew Katz


/s/ Jean-Pierre Soubliere       Director                       November 9, 1999
------------------------
    Jean-Pierre Soubliere



Authorized Representative in the
United States:

SIMWARE CORP.




By:  /s/ Michael R. Peckham                                    November 9, 1999
     ----------------------
Name:    Michael R. Peckham
Title:   Vice-President, Finance
          and Administration

                                INDEX TO EXHIBITS


Exhibit
  No.                      Description
-------                    -----------

4(a)*             --       Simware Inc. Stock Option Plan

4(b)*             --       Form of Stock Option Agreement

4(c)**            --       Amendment No. 1 to Simware Inc. Stock Option Plan

4(d)              --       Amendment No. 2 to Simware Inc. Stock Option Plan

4(e)**            --       Amendment to Form of Stock Option Agreement

4(f)*             --       Simware Inc. Employee Share Purchase Plan

5                 --       Opinion of Fraser Milner.

23.1              --       Consent of Deloitte & Touche L.L.P.

23.2              --       Consent of Fraser Milner (included in Exhibit 5)

24                --       Power of Attorney (included in signature page)


--------

* Incorporated by reference from the Registration Statement on Form S-8 (No. 333-1246) of Simware Inc., previously filed with the Securities and Exchange Commission on February 9, 1996.

** Incorporated by reference from the Registration Statement on Form S-8 (No. 333-08398) of Simware Inc., previously filed with the Securities and Exchange Commission on February 27, 1998.